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                        CONSENT OF INDEPENDENT AUDITORS





  We hereby consent to the incorporation by reference in this annual report on Form 10-K of Mid Penn Bancorp, Inc. for the year ended December 31, 2000 of our report dated January 19, 2001, which appears on page 5 of the annual report to shareholders for the year ended December 31, 2000.



                                              /s/ Parente Randolph, PC

   Williamsport, Pennsylvania
   March 29, 2001